EXHIBIT 21
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
SUBSIDIARY                                                      STATE OR COUNTRY OF INCORPORATION
----------                                                      ---------------------------------
Western Capital Corporation                                                       Nebraska
Iowa Mold Tooling Co., Inc.                                                       Iowa
Industrial Powder Coatings, Inc.                                                  Ohio
Cast-Matic Corporation                                                            Michigan
South Coast Terminals, Inc.                                                       Texas
Transnational Indemnity Company                                                   Vermont
Wagner Castings Company                                                           Delaware
Wagner Havana, Inc.                                                               Delaware
Frisby P.M.C., Incorporated                                                       Illinois





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